UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 8, 2008

Date of Report (Date of earliest event reported)

EPICEPT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)		Identification No.)

777 Old Saw Mill River Road
Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

(914) 606-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2008, the registrant, EpiCept Corporation (the “Company”), entered into a securities purchase agreement with GCA Strategic Investment Fund Limited and Private Equity Direct Finance (the “Purchasers”) to sell subordinated convertible notes due April 10, 2009 for aggregate proceeds of $1 million. The notes will be convertible into shares of the Company’s common stock, $0.0001 par value per share, at any time upon the election of the Purchasers at $1.00 per share. The Company intends to use the net proceeds it receives to repay a portion of the outstanding principal of its senior secured loan with Hercules Technology Growth Capital, Inc. (“Hercules”). The remaining net proceeds will be used to meet its working capital needs and general corporate purposes. The notes will be subordinated to the senior secured loan made by Hercules. Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. acted as the exclusive placement agent for the placement.

The notes will be issued as an original issue discount obligation in lieu of periodic interest payments and therefore no interest payments will be made under these notes. Accordingly, the aggregate principal face amount of the notes will be $1,112,500.

This summary is qualified in its entirety by reference to the full text of each of the Form of Debenture, Placement Agent Agreement and Securities Purchase Agreement which are attached hereto as Exhibits, 4.1, 10.1 and 10.2 and incorporated herein by reference.

Also, on December 8, 2008, the Company issued a press release announcing that definitive agreements were entered into with respect to the private placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Form of Debenture.
10.1	Placement Agent Agreement.
10.2	Securities Purchase Agreement.
99.1	Press Release, dated December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: December 8, 2008

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Debenture.
10.1	Placement Agent Agreement.
10.2	Securities Purchase Agreement.
99.1	Press Release, dated December 8, 2008.

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